Zumiez Inc. Announces Fiscal 2013 Second Quarter Results

Company Reports August Sales

LYNNWOOD, WA -- (Marketwired - September 05, 2013) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the second quarter ended August 3, 2013.

Total net sales for the second quarter ended August 3, 2013 (13 weeks) increased 16.9% to $157.9 million from $135.1 million in the quarter ended July 28, 2012 (13 weeks). Comparable store sales for the thirteen weeks ended August 3, 2013 increased 0.9% on top of a comparable store sales increase of 9.5% for the thirteen weeks ended July 28, 2012. Net income in the second quarter of fiscal 2013 was $4.7 million, or $0.16 per diluted share, compared to net income of $2.1 million, or $0.07 per diluted share, in the second quarter of the prior fiscal year. The results for fiscal 2013 include costs of approximately $1.7 million, or $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato, and the results for fiscal 2012 include approximately $2.4 million, or $0.06 per diluted share, of Blue Tomato acquisition related costs, and approximately $1.3 million, or $0.03 per diluted share, of costs associated with the relocation of the Company's ecommerce fulfillment center to Edwardsville, Kansas and its corporate offices to Lynnwood, Washington from Everett, Washington.

Total net sales for the six months (26 weeks) ended August 3, 2013 increased 15.6% to $306.4 million from $265.0 million reported for the six months (26 weeks) ended July 28, 2012. Comparable store sales increased 0.2% for the twenty six weeks ended August 3, 2013 on top of a comparable store sales increase of 11.1% for the twenty six weeks ended July 28, 2012.

The Company reported net income of $7.2 million or $0.24 per diluted share in the first six months of fiscal 2013 compared to net income for the first six months of the prior fiscal year of $6.6 million or $0.21 per diluted share. Results for the first six months of fiscal 2013 include approximately $3.4 million, or $0.09 per diluted share, for charges associated with the acquisition of Blue Tomato. Results for the first six months of fiscal 2012 include approximately $2.8 million, or $0.08 per diluted share, of Blue Tomato acquisition related costs, and approximately $1.6 million, or $0.03 per diluted share, of costs associated with the relocation of the Company's ecommerce fulfillment center to Edwardsville, Kansas and corporate offices to Lynnwood, Washington from Everett, Washington.

At August 3, 2013, the Company had cash and current marketable securities of $95.0 million compared to cash and current marketable securities of $96.8 million at July 28, 2012. The decrease in cash and current marketable securities is a result of capital expenditures and stock repurchases, offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We are pleased with our second quarter earnings results in what proved to be a challenging retail environment. We believe we have compelling merchandise assortments and our efforts to enhance our omni-channel capabilities are yielding positive gains. With significant expansion opportunities still ahead of us, we continue to invest in our people and infrastructure in order to best position the company to deliver sustainable sales and earnings growth and shareholder value for years to come."

August 2013 Sales
Total net sales for the four-week period ended August 31, 2013 increased 14.3% to $85.9 million, compared to $75.2 million for the four-week period ended August 25, 2012. The Company's comparable store sales increased 3.0% for the four-week period ended August 31, 2013 compared to a comparable store sales increase of 3.7% for the four-week period ended August 25, 2012.

Fiscal 2013 Third Quarter Outlook
The Company is introducing guidance for the three months ending November 2, 2013. Net sales are projected to be in the range of $187 to $191 million resulting in net income per diluted share of approximately $0.39 to $0.43, which includes an estimated $1.6 million, or approximately $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on anticipated comparable store sales in the range of 0% to 2% for the third quarter of fiscal 2013.

The Company currently intends to open 58 new stores in fiscal 2013, including 9 stores in Canada and 5 stores in Europe.

A conference call will be held today to discuss second quarter fiscal 2013 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-399-5121 followed by the conference identification code of 46557503.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of August 31, 2013 we operated 537 stores including, 501 in the United States, 28 in Canada, and 8 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended May 4, 2013 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                               Three Months Ended
                                     --------------------------------------

                                     August 3,   % of     July 28,    % of
                                        2013     Sales      2012     Sales
                                     ---------  ------   ---------- -------
Net sales                            $ 157,858   100.0%  $  135,066   100.0%
Cost of goods sold                     102,738    65.1%      88,641    65.6%
                                     ---------  ------   ---------- -------
Gross profit                            55,120    34.9%      46,425    34.4%

Selling, general and administrative
 expenses                               47,285    29.9%      42,647    31.6%
                                     ---------  ------   ---------- -------
Operating profit                         7,835     5.0%       3,778     2.8%

Interest income, net                       158     0.1%         427     0.3%
Other (expense) income, net               (174)   (0.1%)        611     0.5%
                                     ---------  ------   ---------- -------
Earnings before income taxes             7,819     5.0%       4,816     3.6%

Provision for income taxes               3,080     2.0%       2,730     2.1%
                                     ---------  ------   ---------- -------

Net income                           $   4,739     3.0%  $    2,086     1.5%
                                     =========  ======   ========== =======

Basic earnings per share             $    0.16           $     0.07
                                     =========           ==========

Diluted earnings per share           $    0.16           $     0.07
                                     =========           ==========

Weighted average shares used in
 computation of earnings per share:
  Basic                                 29,842               30,922

  Diluted                               30,232               31,460

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                                Six Months Ended
                                     --------------------------------------

                                     August 3,   % of     July 28,    % of
                                        2013     Sales      2012     Sales
                                     ---------  ------   ---------- -------
Net sales                            $ 306,354   100.0%  $  264,965   100.0%
Cost of goods sold                     203,262    66.3%     176,439    66.6%
                                     ---------  ------   ---------- -------
Gross profit                           103,092    33.7%      88,526    33.4%

Selling, general and administrative
 expenses                               91,228    29.8%      77,486    29.2%
                                     ---------  ------   ---------- -------
Operating profit                        11,864     3.9%      11,040     4.2%

Interest income, net                       373     0.1%         917     0.3%
Other (expense) income, net               (320)   (0.1%)        628     0.2%
                                     ---------  ------   ---------- -------
Earnings before income taxes            11,917     3.9%      12,585     4.7%

Provision for income taxes               4,680     1.5%       5,972     2.2%
                                     ---------  ------   ---------- -------

Net income                           $   7,237     2.4%  $    6,613     2.5%
                                     =========  ======   ========== =======

Basic earnings per share             $    0.24           $     0.21
                                     =========           ==========

Diluted earnings per share           $    0.24           $     0.21
                                     =========           ==========

Weighted average shares used in
 computation of earnings per share:
  Basic                                 29,770               30,847

  Diluted                               30,221               31,439

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                         August 3,  February 2,   July 28,
                                            2013        2013        2012
                                        ----------- ----------- -----------
                 Assets                 (Unaudited)             (Unaudited)
Current assets
Cash and cash equivalents               $    19,098 $    17,579 $    12,610
Marketable securities                        75,901      85,593      84,212
Receivables                                  15,597       9,467      12,002
Inventories                                 113,249      77,598      99,699
Prepaid expenses and other                   11,474       9,192       9,909
Deferred tax assets                           4,849       3,885       4,019
                                        ----------- ----------- -----------
    Total current assets                    240,168     203,314     222,451

Fixed assets, net                           124,569     115,474     111,411
Goodwill                                     63,071      64,576      59,547
Intangible assets, net                       18,727      20,480      19,383
Long-term other assets                        4,428       5,254       5,353
                                        ----------- ----------- -----------
    Total long-term assets                  210,795     205,784     195,694

    Total assets                        $   450,963 $   409,098 $   418,145
                                        =========== =========== ===========

  Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                  $    53,596 $    16,052 $    57,630
Accrued payroll and payroll taxes             9,674      11,057       7,637
Income taxes payable                            111       6,957       1,257
Deferred rent and tenant allowances           5,633       4,901       4,579
Other liabilities                            20,546      18,232      18,566
                                        ----------- ----------- -----------
    Total current liabilities                89,560      57,199      89,669

Long-term deferred rent and tenant
 allowances                                  41,359      36,928      36,329
Long-term deferred tax liabilities            3,567       5,544       5,256
Long-term debt and other liabilities          7,062       6,006       4,454
                                        ----------- ----------- -----------
    Total long-term liabilities              51,988      48,478      46,039

                                        ----------- ----------- -----------
    Total liabilities                       141,548     105,677     135,708
                                        ----------- ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                      -           -           -
Common stock, no par value, 50,000
 shares authorized; 30,251 shares
 issued and outstanding at August 3,
 2013, 30,114 shares issued and
 outstanding at February 2, 2013 and
 31,353 shares issued and outstanding
 at July 28, 2012                           113,569     108,360     104,862
Accumulated other comprehensive income
 (loss)                                       3,238       6,010      (1,768)
Retained earnings                           192,608     189,051     179,343
                                        ----------- ----------- -----------
    Total shareholders' equity              309,415     303,421     282,437
                                        ----------- ----------- -----------

    Total liabilities and shareholders'
     equity                             $   450,963 $   409,098 $   418,145
                                        =========== =========== ===========

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                        Six Months Ended
                                                     ----------------------
                                                      August 3,   July 28,
                                                        2013        2012
                                                     ----------  ----------
Cash flows from operating activities:
Net income                                           $    7,237  $    6,613
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion                 12,694      10,658
Deferred taxes                                           (1,384)     (1,177)
Stock-based compensation expense                          3,165       3,037
Excess tax benefit from stock-based compensation         (1,168)     (2,065)
Lease termination costs                                     100         920
Other                                                       182        (183)
  Changes in operating assets and liabilities:
    Receivables                                          (5,457)     (4,452)
    Inventories                                         (36,064)    (26,896)
    Prepaid expenses and other                           (3,057)     (1,904)
    Trade accounts payable                               35,315      33,583
    Accrued payroll and payroll taxes                    (1,344)     (2,156)
    Income taxes payable                                 (6,415)     (4,503)
    Deferred rent and tenant allowances                   5,263       4,158
    Other liabilities                                       809      (1,120)
                                                     ----------  ----------
Net cash provided by operating activities                 9,876      14,513
                                                     ----------  ----------

Cash flows from investing activities:
Additions to fixed assets                               (14,505)    (21,904)
Acquisitions, net of cash acquired                            -     (69,685)
Purchases of marketable securities and other
 investments                                            (38,991)    (65,655)
Sales and maturities of marketable securities and
 other investments                                       47,760     138,555
                                                     ----------  ----------
Net cash used in investing activities                    (5,736)    (18,689)
                                                     ----------  ----------

Cash flows from financing activities:
Payments on long-term debt                                 (153)       (109)
Repurchase of common stock                               (4,310)          -
Proceeds from exercise of stock-based compensation,
 net of withholding tax payments                            876         347
Excess tax benefit from stock-based compensation          1,168       2,065
                                                     ----------  ----------
Net cash (used in) provided by financing activities      (2,419)      2,303
                                                     ----------  ----------

Effect of exchange rate changes on cash and cash
 equivalents                                               (202)       (296)

Net increase (decrease) in cash and cash equivalents      1,519      (2,169)
  Cash and cash equivalents, beginning of period         17,579      14,779
                                                     ----------  ----------
  Cash and cash equivalents, end of period           $   19,098  $   12,610
                                                     ==========  ==========

  Supplemental disclosure on cash flow information:
  Cash paid during the period for income taxes       $   12,428  $   11,624
  Accrual for purchases of fixed assets                   7,514       7,355

Company Contact:
Brian Leith
Director of Finance & Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200